SCHEDULE 14C INFORMATION

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

SMG INDIUM RESOURCES LTD.

(Name of Registrant As Specified In Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SMG INDIUM RESOURCES LTD.
710 N. POST OAK ROAD, SUITE 400
HOUSTON, TEXAS 77024

INFORMATION STATEMENT

MARCH 6, 2018

THIS IS AN INFORMATION STATEMENT PROVIDING DISCLOSURES TO OUR STOCKHOLDERS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

This Information Statement is first being furnished on or about March 6, 2018 to stockholders of record as of the close of business on January 30, 2018 (the “Record Date”) of the Common Stock, par value $0.001 per share (the “Common Stock”), of SMG Indium Resources Ltd. in connection with the following (collectively, the “Actions”):

1.	The change of the corporate name to SMG Industries Inc.; and

2.	Adoption of the 2018 Stock Option Plan.

The Board of Directors has approved, and stockholders (“Consenting Stockholders”) of SMG Indium Resources Ltd. (the “Company”), representing 4,822,971 shares out of 8,865,190 shares of Common Stock outstanding as of January 30, 2018, have consented in writing to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under the Delaware General Corporation Law (“DGCL”) and the Company’s By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to the other stockholders of the Company for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

This Information Statement contains forward-looking statements which involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements.

The Company will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

FOR ADDITIONAL INFORMATION ABOUT SMG INDIUM RESOURCES LTD., REFERENCE IS MADE TO SMG INDIUM RESOURCES LTD.’S ANNUAL REPORT ON FORM 10-K AND CURRENT REPORT ON FORM 8-K DATED DECEMBER 11, 2017.

The principal executive offices of the Company are located at 710 N. Post Oak Road, Suite 400, Houston, Texas 77024, and its telephone number is (713) 821-3153.

APPROVAL OF CORPORATE NAME CHANGE

The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Certificate of Incorporation of SMG Indium Resources Ltd. (the “Name Change Amendment”) to amend the corporate name of SMG Indium Resources Ltd. to SMG Industries Inc. The text of the Name Change Amendment is attached as Appendix A and is incorporated herein by reference.

The Board of Directors has deemed the Name Change Amendment advisable and in the best interests of the Company. The purpose of the Name Change Amendment is to more accurately reflect the business lines in which the Company is currently operating and the additional complementary business lines into which the Company may enter in the future. A new corporate name accurately reflecting the business lines being operated and contemplated will decrease confusion in the marketplace and assist management in marketing the Company.

The change in corporate name will not affect the status of the Company or the rights of any stockholders in any respect, or the validity or transferability of stock certificates presently outstanding. The Company’s stockholders will not be required to exchange stock certificates solely to reflect the new name. If a physical certificate represents a stockholder’s shares of Common Stock currently, that certificate will continue to represent such stockholder’s ownership of such shares. It will not be necessary for stockholders to surrender stock certificates bearing the Company’s former corporate name. When physical certificates are presented for transfer in the ordinary course, new certificates bearing the new corporate name will be issued.

The Name Change Amendment will become effective upon the filing of an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, which will not occur until at least 20 days after the mailing of this Information Statement.

APPROVAL OF THE 2018 STOCK OPTION PLAN

In light of recent acquisition and financing activities that increased the total number of outstanding shares of Common Stock, the Company’s Board of Directors believed in order to (i) bring the number of authorized shares of Common Stock available for future grant under its benefit plans into proportion with the number of outstanding shares increased over prior periods, (ii) attract and retain the services of new executives and other key employees and (iii) stay current with compensation values for similar companies, it was necessary for the Company to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, the Company’s Board of Directors voted unanimously to adopt the 2018 Stock Option Plan (the “Plan”), providing for 2,000,000 authorized, unissued shares of Common Stock available for future grant pursuant to nonqualified and incentive stock options, under the 2018 Stock Option Plan.

The form of the Company’s 2018 Stock Option Plan is attached as Appendix B to this Information Statement. The following summary of the 2018 Stock Option Plan is qualified in its entirety by reference to the full text of the Plan.

DESCRIPTION OF THE 2018 STOCK OPTION PLAN

The following is a description of the purpose and certain of the provisions of the 2018 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the 2018 Stock Option Plan, which is attached hereto as Appendix B.

Description of the Plan

The Purpose of the Plan.  The purpose of the Plan is to provide additional incentive to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”).

The Board of Directors believes that the ability to grant stock options to employees which qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code requires that ISOs be granted pursuant to an option plan that receives stockholder approval within one year of its adoption. The Company adopted the Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs.

The benefits to be derived from the Plan, if any, are not quantifiable or determinable.

Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Administrator”).  The Board of Directors shall appoint and remove members of the Compensation Committee in its discretion in accordance with applicable laws.  In compliance with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code (the “Code”), the Compensation Committee shall, in the Board of Director's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code.  Notwithstanding the foregoing, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant options; (ii) to determine the fair market value of the Common Stock subject to options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted, and the number of shares subject to each option; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each option granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an option; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.  The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

 Shares of Stock Subject to the Plan. Subject to the conditions outlined below, the total number of shares of stock which may be issued under options granted pursuant to the Plan shall not exceed 2,000,000 shares of Common Stock, $.001 par value per share.

The number of shares of Common Stock subject to options granted pursuant to the Plan may be adjusted under certain conditions.  If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the Plan, and (ii) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.  Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least thirty days prior to such proposed action.  To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable.  In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the Stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

Participation. Every person who at the date of grant of an option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under the Plan.  Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the Plan.  The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  The term “employee” includes an officer or director who is an employee of the Company.  The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

Option Price. The exercise price of a NQSO shall be not less than 85% of the fair market value of the stock subject to the option on the date of grant.  To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “10% Stockholder”) shall in no event be less than 110% of the fair market value of the stock covered by the option at the time the option is granted.  The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the option at the time the option is granted.  The exercise price of an ISO granted to any 10% Stockholder shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted.

Term of the Options.  The Administrator, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. ISOs granted to a 10% Stockholder shall expire not more than five years after the date of grant. The Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

 Restrictions on Grant and Exercise. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQSOs, no option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will or by operation of law.  During the life of the optionee, an option shall be exercisable only by the optionee.

Termination of the Plan. The Plan shall become effective upon adoption by the Board of Directors; provided, however, that no option shall be exercisable unless and until written consent of the Stockholders of the Company, or approval of Stockholders of the Company voting at a validly called Stockholders’ meeting, is obtained within twelve months after adoption by the Board of Directors.  If such Stockholder approval is not obtained within such time, options granted pursuant to the Plan shall be of the same force and effect as if such approval was obtained except that all ISOs granted pursuant to the Plan shall be treated as NQSOs. Options may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.  The Plan shall terminate within ten years from the date of its adoption by the Board of Directors.

Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the expiration date of the option (the “Expiration Date”)); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).  If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the option remains exercisable after Termination, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). “Employment” includes service as a Director or as a Consultant.  For purposes of the Plan, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

Amendments to the Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs.  No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (i) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the Board of Directors otherwise concludes that stockholder approval is advisable.

Tax Treatment of the Options.  Under the Code, neither the grant nor the exercise of an ISO is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the Common Stock acquired upon exercise of the ISO.  Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee.  Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income. Optionees who receive NQSOs will be subject to taxation upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of such options.  This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount.  NQSOs do not give rise to a tax preference item subject to the alternative minimum tax.

New Plan Benefits

Future grants and awards under the 2018 Plan, which may be made to Company executive officers, directors, consultants and other employees, are not presently determinable.

Information Regarding Options Granted

No grants and awards under the 2018 Plan have been made to Company executive officers, directors, consultants and other employees.  Such grants and awards will be made at the discretion of the Compensation Committee or the Board of Directors in accordance with the compensation policies of the Compensation Committee.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Persons Entitled to Notice

The Record Date for the determination of the stockholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on January 30, 2018. As of January 30, 2018, there were 8,865,190 shares of Common Stock outstanding, each of which was entitled to one vote. As of January 30, 2018, there were no shares of preferred stock outstanding.

Since the actions have been duly approved by the Consenting Stockholders holding a majority of the outstanding Common Stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth, as of January 30, 2018, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for: (i) each person known by us to own beneficially five percent (5%) or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. As of January 30, 2018, there were 8,865,190 shares of our common stock issued and outstanding upon consummation of the Acquisition. Except as otherwise listed below, the address of each person is 710 N. Post Oak Road, Suite 400, Houston Texas 77024.

Name	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock
Stephen Christian	1,408,276	15.9%
Raging Capital Master Fund Ltd.(4)	782,498	8.8%
Raging Capital Management LLC(5)	782,498	8.8%
William Martin(6)	783,884	8.8%
Ramsey Financial Fund One LLC (7)	760,000	8.6%

Directors and Executive Officers:
Matthew Flemming(2)	600,000	6.8%
Meggen Rhodes	181,695	2.0%
John Boylan(3)	225,000	2.5%
Steven Paulson	100,000	1.1%
Michael A. Gilbert II	100,000	1.1%
All Directors and Executive Officers as a group (5 persons) (1)(2)(3)(4)	1,206,695	13.5%

* less than one percent

(1)	Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.
(2)	Flemming Family Trust, an irrevocable trust, is the owner of the shares. Rolf O. Flemming, Father to Matthew Flemming, is the Grantor of the trust and Matthew Flemming is the Trustee. His immediate relatives are the beneficiaries.
(3)	Includes 225,000 shares of common stock held by EJC Ventures of which Mr. Boylan is the control person.

(4)	Based on Schedule 13D filed with the Securities and Exchange Commission on May 4, 2016 by Raging Capital Master Fund, LTD. (“Raging Group”) includes 782,498 shares held by Raging Capital Master Fund, Ltd. William C. Martin is the Managing Member of Raging Capital Management, LLC the General Partner of Raging Capital Master Fund, Ltd. William C. Martin retains 100% equity ownership in Raging Capital Management, LLC. Also includes 1,386 shares held by William C. Martin SEP IRA.
(5)	Includes 782,498 shares held by Raging Capital Master Fund Ltd. Raging Capital Management, LLC is the General Partner of Raging Capital Master Fund Ltd. William C. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital Management, LLC.
(6)	RCM Indium, LLC, a Delaware limited liability company, whose members include Raging Capital Fund (QP), LP and Raging Capital Management, LLC, whose sole member is William C. Martin. However, RCM Indium, LLC does not have any ownership rights to any common Stock owned by Mr. Martin.
(7)	Ramsey Financial Fund One, LLC’s managing member is Leo B. Womack who has sole voting and investment control over the shares.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, our Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted as set forth herein.

INTERESTS OF CERTAIN PERSONS IN THE ACTIONS

Certain of the Company’s officers and directors have an interest in these Actions as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above.  However, we do not believe that our officers or directors have interests in these Actions that are different from or greater than those of any other of our Stockholders.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q and current reports on Form 8-K with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on January 30, 2018, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, none of the Actions described above will become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

This Information Statement is expected to be mailed or made available on or about March 6, 2018 to all Stockholders of record at January 30, 2018.

By Order of the Board of Directors,
/s/ Matthew C. Flemming
Matthew C. Flemming, President

APPENDIX A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SMG INDIUM RESOURCES LTD.

SMG Indium Resources Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The name of the corporation is (hereinafter called the “Corporation”) is SMG Indium Resources Ltd.

2.	The certificate of incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and by substituting in lieu of said Article the following new Article:

FIRST.	The name of the corporation is SMG Industries Inc. (the “Corporation”).

3.	The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Matthew C. Flemming, its President, on January 30, 2018.

SMG INDIUM RESOURCES LTD.

By:	/s/ Matthew C. Flemming
Matthew C. Flemming, President

APPENDIX B

smg indium resources ltd.

2018 STOCK OPTION PLAN

2018 STOCK OPTION PLAN

OF

SMG INDIUM RESOURCES LTD.

1.	PURPOSES OF THE PLAN

The purposes of the 2018 Stock Option Plan (the “Plan”) of SMG Indium Resources, Ltd., a Delaware corporation (the “Company”), are to:

(a)           Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b)           Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

(c)           Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the “Shares”).

Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”).

2.	ELIGIBLE PERSONS

Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan.  Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under this Plan.  The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  The term “employee” (within the meaning of Section 3401(c) of the Code) includes an officer or director who is an employee of the Company.  The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of the Plan, the total number of Shares which may be issued under Options granted pursuant to this Plan shall not exceed two million (2,000,000) Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

(a)           The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”).  The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)           Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Shares subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan.  The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c)           All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator.  Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS; OPTION AGREEMENT

(a)           No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

(b)           Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c)           The stock option agreement shall specify whether each Option it evidences is an NQSO or an ISO.

(d)           Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1.   NQSOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1          Terms and Conditions to Which All Options Are Subject.  All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1        Changes in Capital Structure.  Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.  Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2        Corporate Transactions.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action.  To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable.  In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3        Time of Option Exercise.  Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4        Option Grant Date.  The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5        Nontransferability of Option Rights.  Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order.  During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6        Payment.  Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company.  The Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

(a)      Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of Shares already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares being delivered is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

(b)      Subject to the discretion of the Administrator, through the surrender of Shares then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

6.1.7        Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).  If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant.  For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8        Withholding and Employment Taxes.  At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes.  Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned Shares or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have Shares (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9        Other Provisions.  Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10      Determination of Value.  For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

(a)       Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market or quotation service on which such stock is reported or quoted, but if selling prices are not reported or quoted, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(b)       In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

6.1.11      Option Term.  Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2          Terms and Conditions to Which Only NQSOs Are Subject.  Options granted under this Plan which are designated as NQSOs shall be subject to the following terms and conditions:

6.2.1	Exercise Price.

(a)       Except as set forth in Section 6.2.1(b), the exercise price of an NQSO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b)       To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3           Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1	Exercise Price.

(a)       Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b)       The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2        Disqualifying Dispositions.  If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3        Grant Date.  If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4        Term.  Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.	MANNER OF EXERCISE

(a)           An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

(b)           Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock.  An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.	CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options.  No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

12.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan is effective as of January 24, 2018 upon its adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of the shareholders of the Company voting at a validly called shareholders' meeting or by majority written consent of the shareholders of the Company, is obtained within twelve months after adoption by the Board.  If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted hereunder shall be treated as NQSOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.  This Plan shall terminate within ten years from the date of its adoption by the Board.

*************************